Exhibit 99.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR
PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of PG&E Gas Transmission, Northwest Corporation for the quarter ended June 30, 2002, I, John R. Cooper, Chief Financial Officer of PG&E Gas Transmission, Northwest Corporation, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)  such Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  the information contained in such Form 10-Q for the quarter ended June 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of PG&E Gas Transmission, Northwest Corporation.

By:	/s/ JOHN R. COOPER
John R. Cooper Chief Financial Officer

Date:   August 2, 2002